Exhibit 99.1


     Keith Gregg and Paul Hopper Join Advanced Biotherapy Board Of Directors


     WOODLAND HILLS, Calif.--(BUSINESS WIRE)--Nov. 14, 2005--Advanced Biotherapy, Inc. (OTCBB:ADVB) announced today that Keith Gregg, managing partner of BioPharm Development Group, LLC, a retained, global business development and licensing firm, and Paul Hopper, acting director of business Development for Advanced Biotherapy, have joined the Company's Board of Directors.
     "Keith and Paul are experienced and successful bio/pharma business development professionals and we're pleased that they've accepted our invitation to join the board. They will continue to provide guidance and assistance in our business development efforts," stated Edmond Buccellato, CEO of Advanced Biotherapy. "We will also shortly be providing our shareholders with a complete update of our corporate activities."
     Mr. Gregg has over 19 years of business development, marketing and corporate strategy experience in high growth biopharmaceutical companies. He has held various positions of increasing responsibility at FARO Pharmaceuticals, Inc., NABI/Univax Biologics, Molecular Oncology, and Praxis Biologics. His responsibilities have included corporate development, business development and licensing, product launches, financing, and mergers. Mr. Gregg received his MBA from the University of Maryland and a BS in Biomedical Engineering from Vanderbilt University. Mr. Gregg has also completed post-graduate business strategy work at the Wharton School of Business.
     Mr. Hopper is acting director of business development, chairman of the board of directors of Innovate Oncology, Inc. and former CEO of Australian Cancer Technology. Mr. Hopper has extensive international business development and M&A biotech experience, including the in-licensing of RP-101, a highly promising pancreatic chemoresistance compound undergoing Phase 2 trials in Germany. He initiated a Phase IIb prostate cancer vaccine trial in Melbourne, Australia during 2004 and also acquired Galenica Pharmaceuticals, whose lead product, GPI-100, is an immune potentiator, or adjuvant, and a key component of a small cell lung cancer vaccine. Mr. Hopper holds a BA in Political Science.

     About Advanced Biotherapy

     The Company has demonstrated the effectiveness of its pioneering scientific strategy in the use of therapeutic antibodies by conducting investigational clinical trials treating patients suffering from AIDS, multiple sclerosis, rheumatoid arthritis, corneal transplant rejection, uveitis and certain autoimmune skin conditions, including psoriasis and alopecia areata. Advanced Biotherapy is headquartered in Los Angeles, with laboratories in Columbia, Maryland. The company has an extensive patent portfolio, including 7 issued patents and 36 patents pending.

     This press release contains forward-looking statements. These statements are based upon the Company's beliefs and expectations. They are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. The Company operates in a rapidly changing environment that involves a number of risks, some of which are beyond the Company's control. We caution you that our performance and results could differ materially from what is expressed, implied, or forecast by our forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties. Readers are cautioned not to place reliance on these forward-looking statements, which speak only as of the date the statements were made. See the Company's public filings for more detailed information on the risks and uncertainties that may affect the Company and the results or expectations expressed in our forward-looking statements, including the section captioned "Factors That May Affect the Company" contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004. Furthermore, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult our periodic reports on Form 10-QSB and Form 8-K for further disclosures we make on related subjects.


    CONTACT: Advanced Biotherapy, Inc.
             Amy Buccellato, 818-883-6716
             amy@advancedbiotherapy.com